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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Andover Togs, Inc.

We consent to incorporation by reference in the registration statement (No. 33-33963) on Form S-8 of Andover Togs, Inc. of our report dated January 30, 1998, relating to the consolidated balance sheets of Andover Togs, Inc. and Subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows and the related
Schedule II for the years then ended, which report appears in the November 30, 1997 annual report on Form 10-K of Andover Togs, Inc.

                                          /s/ MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York
January 30, 1998




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